Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

NUVOX, INC.
JUNIOR DISCOUNT PREFERRED NOTE

$21,724,453.00	August 14, 2002

        NUVOX, INC., a Delaware corporation (the “Company”), having an address at 16090 Swingley Ridge Road, Suite 500, Chesterfield, Missouri 63017, Attention: Chief Financial Officer, Telecopier: (636) 757-0000, for value received hereby promises to pay to CIT Lending Services Corporation, or its registered assigns, at its address c/o The CIT Group, Inc. - Structured Finance Group, 1 CIT Drive, Livingston, NJ 07039, Attention: Vice-President – Credit, Telecopier: (973) 535-1816, or such other location as the Holder of this Note may specify in writing from time to time, the sum of Twenty One Million Seven Hundred Twenty Four Thousand Four Hundred Fifty Three Dollars ($21,724,453.00), without interest, or such other amount as shall then equal the outstanding principal amount hereof, as set forth below, on the earlier to occur of (i) September 30, 2008, or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below). Payment for all amounts due hereunder shall be made by wire transfer to the account designated by the Holder.

        The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

        1.      Definitions.    As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

               (a)      “Accreted Value” means, for any date on which the Note shall become due and payable, the amount calculated pursuant to (i), (ii), (iii), (iv) or (v) below for each $1,000 principal amount at maturity of this Note:

               (i)      if the date on which the Note becomes due and payable occurs on one of the following dates (each an “Accrual Date”), the Accreted Value will equal the amount set forth below for such Accrual Date:

Accrual Date	Accreted Value
September 30, 2002	$491.93
December 31, 2002	$506.69
March 31, 2003	$521.89
June 30, 2003	$537.55
September 30, 2003	$553.68
December 31, 2003	$570.29
March 31, 2004	$587.38
June 30, 2004	$605.02
September 30, 2004	$623.17

December 31, 2004	$641.86
March 31, 2005	$661.12
June 30, 2005	$680.95
September 30, 2005	$701.38
December 31, 2005	$722.42
March 31, 2006	$744.09
June 30, 2006	$766.42
September 30, 2006	$789.41
December 31, 2006	$813.09
March 31, 2007	$837.48
June 30, 2007	$862.61
September 30, 2007	$888.49
December 31, 2007	$915.14
March 31, 2008	$942.60
June 30, 2008	$970.87
September 30, 2008	$1,000.00

               (ii)      if the date on which the Note becomes due and payable occurs before the first Accrual Date, the Accreted Value will equal the sum of (a) $484.12 and (b) an amount equal to the product of (1) $7.81 and multiplied by (2) a fraction, the numerator of which is the number of days from the date of this Note to the date on which this Note becomes due and payable, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days between the date of this Note and September 30, 2002, using a 360-day year of twelve 30-day months;

               (iii)      if the date on which the Note becomes due and payable occurs between two Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Accrual Date immediately preceding such date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Accrual Date less the Accreted Value for the immediately preceding Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding the Accrual Date to the date on which the Note becomes due and payable, using a 360-day year of twelve 30-day months, and the denominator of which is 90;

               (iv)      if the date on which the Note becomes due and payable occurs on or after the last Accrual Date, the Accreted Value will equal $1,000.00; or

               (v)      if the date on which the Note becomes due and payable occurs on or after a Dissolution Event, the Accreted Value will equal $1,000. A “Dissolution Event” shall be deemed to have occurred in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, provided, however, that (1) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary or (2) any sale or other disposition of all or substantially all of the assets of the Company or sale or other disposition of all the outstanding stock of the Company, shall not be treated as a liquidation, dissolution or winding up of the Company.

               (b)      “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to (i) vote ten percent or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

               (c)      “Amended Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended from time to time.

               (d)      “Board of Directors” means the Board of Directors of the Company.

               (e)      “Breach Interest” means 2 1/2% per annum interest on the Accreted Value of the Note as of the Day of Breach, which shall be calculated on the basis of a 360 day year for actual days elapsed.

               (f)      “Chairman of the Board” means the Chairman of the Board of Directors.

               (g)      “Charter” shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified and in the case of the Company shall mean the Amended Certificate of Incorporation.

               (h)      “Code” shall mean the Internal Revenue Code of 1986, as amended.

               (i)      “Company” includes any corporation or other entity that, to the extent permitted by this Note, shall succeed to or assume the obligations of the Company under this Note.

               (j)      “Day of Breach” shall have the meaning ascribed to it in Section 8 of this Note.

               (k)      “Default Amount” shall have the meaning ascribed to it in Section 9 of this Note.

               (l)      “Dissolution Event” shall have the meaning ascribed to it in Section 1(a) of this Note.

               (m)      “Environmental Law” means any law, regulation or ordinance relating to air or water quality, waste management, hazardous or toxic substances or the protection of health or the environment.

               (n)      “ERISA” means the federal Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

               (o)      “ERISA Affiliate” means each business or entity which is a member of a “controlled group of corporations,” under “common control” or a member of an “affiliated service group” with the Company within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under “common control” with the Company, within the meaning of Section 4001(a)(14) of ERISA.

               (p)      “Event of Default” means the occurrence of any event specified in Section 9 of this Note.

               (q)      “GAAP” means accounting principles generally accepted in the United States of America which are (a) consistent with the principles promulgated or adopted by the Financial Accounting

Standards Board and its predecessors, in effect from time to time and (b) applied on a basis consistent with prior periods.

               (r)      “Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of § 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

               (s)      “Hazardous Materials” means, collectively, (i) any petroleum or petroleum products, flammable explosives, radioactive materials, friable asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs), (ii) any chemicals or other materials or substances as included in the definition of “hazardous substance,” “hazardous waste,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants” or words of similar import under any Environmental Law; and (iii) any other chemical or other material or substance, exposure to which is now prohibited, limited or regulated under any Environmental Law.

               (t)      “Holder” when the context refers to a holder of this Note, means any person who shall at the time be the record holder of this Note.

               (u)      “Lien” means (i) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any Property, or upon the income or profits therefrom; (i) any acquisition of or agreement to have an option to acquire any Property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (iii) any sale, assignment, pledge or other transfer for security by the Company or any of its Subsidiaries of any accounts, general intangibles or chattel paper, with or without recourse.

               (v)      “Majority Holders” means the holders of at least 66 2/3% of the Series A Preferred Stock and, for this purpose, this Note shall be deemed to be the equivalent of that number of shares of Series A Preferred Stock as is equal to the quotient of the Accreted Value of this Note at the time divided by $1.50.

               (w)      “Multiemployer Plan” means any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.

               (x)      “Person” means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

               (y)      “Properties” means the assets and properties owned and/or operated by the Company and/or its Subsidiaries.

               (z)      “Senior Indebtedness” shall have the meaning ascribed to it in Section 5 of this Note.

             (aa)      “Series A Preferred Stock” means the shares of the Company's $0.01 par value Series A Convertible Preferred Stock.

             (bb)      “Subsidiary” means any Person in which the Company shall at the time own directly or indirectly through another Subsidiary at least a majority of its outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

        2.      Payment of Principal. Payments of principal on this Note are to be made in lawful money of the United States of America.

        3.      Principal on the Note. The Company shall pay the principal amount of $21,724,453.00 (or such lesser amount then outstanding) to the Holder on September 30, 2008. This Note is issued to restructure $21,724,453.00 of indebtedness of Gabriel Communications Finance Company, an indirect wholly-owned subsidiary of the Company, outstanding under that certain Credit and Guaranty Agreement dated as of October 31, 2000 among Gabriel Communications Finance Company, as Borrower, the Company, as a Guarantor, Gabriel Communications Properties, Inc., as a Guarantor, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Goldman Sachs Credit Partners L.P., as Sole Lead Arranger, Sole Book Runner and Syndication Agent, Wachovia Bank, National Association (formerly known as First Union National Bank), as Administrative Agent and Collateral Agent, Barclays Bank PLC, as Documentation Agent, and CIT Lending Services Corporation, as Co-Documentation Agent.

        4.      Representations and Warranties. (a) In order to induce the Holder to accept this Note, the Company hereby represents and warrants as of the date hereof that all of the representations and warranties contained in Section 4 of the Amended and Restated Credit and Guaranty Agreement, dated as of August 14, 2002 by and among the Company, and Gabriel Communications Finance Company, as Borrowers, certain direct and indirect subsidiaries of Borrowers, CIT Lending Services Corporation, as Lender, and General Electric Capital Corporation, as Administrative Agent and Lender, are true and correct as of the date hereof.

               (b)      The execution, delivery and performance by the Company of this Note (i) are within its corporate power and authority, (ii) have been duly authorized by all necessary corporate, shareholder and other proceedings, and (iii) do not conflict with or result in any breach of any provision of, or result in the creation of any Lien upon any of the assets of the Company pursuant to, the Amended Certificate of Incorporation or by-laws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument, the non-compliance with which would materially adversely affect the business, operations or financial condition of the Company.

               (c)      This Note constitutes the legally binding obligation of the Company enforceable against it in accordance with the terms and provisions hereof, except to the extent (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and (ii) that the availability of the remedy of specific performance or injunctive or other equitable relief is sought to the discretion of the court before which any proceeding therefor may by brought.

               (d)      The execution, delivery and performance by the Company of this Note do not require the approval or consent of, or any filing with, any governmental authority or agency or any other Person.

        5.      Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth.

               (a)      Senior Indebtedness. As used in this Note, the term “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions (or affiliates thereof) regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured), and which is not expressly subordinated.

               (b)      Bankruptcy. If there should occur with respect to the Company any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, dissolution, or liquidation, then (i) no amount shall be paid by the Company in respect of the principal of this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be satisfied, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of on this Note, except subject to the satisfaction of the principal of and interest on all of the Senior Indebtedness then outstanding.

               (c)      Liquidation, Sale or Winding up of the Business. If there should occur any Dissolution Event, then this Note shall rank pari passu in right of payment with the Series A Preferred Stock of the Company.

               (d) Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 5 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 5 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

        6.      Prepayment. Except as provided in Section 9 hereof, the Company may not be required to prepay this Note. However, upon three (3) days' prior written notice to the Holder, the Company may at any time prepay in whole or in part the Accreted Value of this Note without premium or penalty, provided that, in the event of a prepayment at any time prior to August 13, 2003, the Company shall pay the Holder the Accreted Value plus a prepayment fee in an amount equal to the difference between the Accreted Value on August 13, 2003 and the Accreted Value on the prepayment date. Upon the payment of the then Accreted Value of this Note in its entirety, the Company's obligations hereunder shall be satisfied and discharged in full.

        7.      Covenants of the Company. The Company covenants that, so long this Note is outstanding, the Company will comply and will cause each of its Subsidiaries to comply with the following provisions unless otherwise consented to in writing by the Majority Holders:

               (a)      Records and Accounts. Each of the Company and its Subsidiaries will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and will maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its Properties, all contingencies, and all other reserves, all in accordance with GAAP.

               (b)      Corporate Existence; Subsidiaries; Maintenance of Properties. The Company and its Subsidiaries will not engage in any business other than providing telecommunications services and those businesses reasonably ancillary thereto. Unless authorized by the Board of Directors each of the Company and its Subsidiaries will (i) preserve and keep in full force and effect its corporate existence, rights and franchises, and (ii) maintain all of its Properties used or useful in the conduct of its business in good condition, repair and working order (normal wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of such Person's business and does not in the aggregate materially adversely affect the business of the Company and its Subsidiaries taken as a whole.

               (c)      Insurance. Each of the Company and its Subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts which, in the judgment of the Board of Directors, are usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and its Subsidiaries.

               (d)      Taxes and Claims. Each of the Company and its Subsidiaries will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon the Company and its Subsidiaries and their Properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a Lien upon any of their Properties; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company and its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any Lien which may have attached as security therefor.

               (e)      Inspection of Properties and Books. Upon the request of the Holder, the Company will furnish such information regarding the business, affairs, prospects and financial condition of the Company and its Subsidiaries as the Holder may reasonably request. Each of the Company and its Subsidiaries shall permit the Holder, or any of its designated representatives, at its cost, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of each of the Company and its Subsidiaries with, and to be advised as to the same by, officers of such Persons, all at such reasonable times and intervals as the Holder may reasonably request. At least three days prior to any interview of an officer by the Holder, the chief executive officer of the Company shall be notified of such interview and shall be invited to attend such interview. Prior to making any such inspection or conducting any such interviews, the Holder and its representatives who are making the inspection or conducting the interviews shall execute confidentiality and non-disclosure agreements reasonably acceptable to the Company and its counsel and such holder and its counsel. As long as CIT Lending Services Corporation is the Holder of this Note, it shall be entitled to have one representative attend meetings of the Board of Directors as a non-voting observer. In connection therewith, the Company shall provide such representative with a copy of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to members of its Board of Directors concurrently with the delivery of such information to the members of its Board of Directors. Participation by such observer in any meeting of the Board of Directors shall be at the reasonable discretion of the Board of Directors. Any such observer may be excluded from all or any portion of any meeting in which the Board of Directors is (i) considering matters with respect to which such observer or any Affiliate of such observer has a conflict of interest, (ii) when deemed reasonably advisable by the Chairman of the Board and counsel for the Company to preserve an attorney-client privilege or the confidentiality of any other significant matter, and (iii) when the Board of Directors by majority vote otherwise resolves to conduct its proceedings in executive session. The Company shall have no obligation to reimburse the out-of-pocket expenses for such representative.

               (f)      Compliance with Laws, Contracts, Licenses and Permits. The Company and each of its Subsidiaries will comply with (i) all applicable laws and regulations, (ii) the provisions of its Charter and by-laws, (iii) all agreements and instruments by which it or any of its Properties may be bound, (iv) all applicable decrees, orders, and judgments and (v) all required approvals, permits and licenses. If at any time while this Note is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Company or its Subsidiaries may lawfully fulfill any of its obligations hereunder, each of the Company and its Subsidiaries will immediately take or cause to be taken all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and furnish the Holder with evidence thereof.

               (g)      Employee Benefit Plans. Neither of the Company nor any ERISA Affiliate will:

(i) engage in any “prohibited transaction” within the meaning of §406 of ERISA or §4975 of the Internal Revenue Code;

(ii) permit any Guaranteed Pension Plan to incur an “accumulated funding deficiency,” as such term is defined in §302 of ERISA, whether or not such deficiency is or may be waived;

         (iii)     fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any of its Subsidiaries pursuant to §302(f) or §4068 of ERISA; or

         (iv)     permit or take any action which would result in the aggregate benefit liabilities (with the meaning of §4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such plans, disregarding for this purpose the benefit liabilities and assets of any such plan with assets in excess of benefit liabilities.

        The Company will (x) promptly upon filing the same with the Department of Labor or the Internal Revenue Service, furnish to the Holder a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (y) promptly upon receipt or dispatch, furnish to the Holder a copy of any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under §§302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under §§4041A, 4202, 4219, 4242 or 4245 of ERISA.

               (h)      Further Assurances. The Company and the Holder will cooperate with each other and execute such further instruments and documents as either of them shall reasonably request to carry out the transactions contemplated by this Note.

               (i)      Notices of Events of Default. The Company will promptly notify the Holder in writing of the occurrence of any Event of Default or if any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under any material agreement to which the Company or any of its Subsidiaries is a party. The Company also covenants and agrees to promptly provide the Holder with written notice: (i) upon the Company or any of its Subsidiaries' obtaining knowledge of any violation of any Environmental Law regarding the Property or the operations of the Company or any of its Subsidiaries; (ii) upon the Company or any of its Subsidiaries' obtaining knowledge of any potential or known release, or threat of release, of any

Hazardous Materials at, from, or into the Property which it reports in writing or is reportable by it in writing to any governmental authority; (iii) upon the Company or any of its Subsidiaries' receipt of any notice of violation of any Environmental Laws or of any release or threatened release of Hazardous Materials at, from or into the Property, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (a) the Company, any of its Subsidiaries or any other Person's operation of the Property or (b) contamination on, from or into the Property; (iv) upon the Company or any of its Subsidiaries' receipt of notice of any investigation or remediation of offsite locations at which the Company, any of its Subsidiaries or any of their predecessors are alleged to have directly or indirectly disposed of Hazardous Materials; or (v) upon the Company or any of its Subsidiaries' obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which the Company or any of its Subsidiaries may be liable or for which a Lien may be imposed on the Property.

               (j)      Response Actions. The Company covenants and agrees that if any release or disposal of Hazardous Materials shall occur or shall have occurred on its Property, the Company will cause the prompt containment and removal of such Hazardous Materials and remediation of the Property as necessary to comply in all material respects with all Environmental Laws or to preserve in all material respects the value of the Property.

               (k)      Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company commencing with the fiscal year ending December 31, 2002, the Company will deliver to the Holder: (i) an audited consolidated balance sheet and statement of income and retained earnings and of cash flows of the Company and its Subsidiaries audited to the extent so required by any “big four” independent public accounting firm, as selected by the Company, and (ii) consolidated internal unaudited balance sheets and statements of income and retained earnings and of cash flows of each Subsidiary of the Company, in each case showing the financial condition of the Company and/or each Subsidiary of the Company as of the close of such fiscal year and the results of the Company's and/or such Subsidiary's operations during such fiscal year, all on a consolidated basis, and setting forth in comparative form the comparable statements for the previous fiscal year, if any. Each of the audited financial statements delivered hereunder shall be certified by such accounting firm to have been prepared in accordance with GAAP consistently applied, accompanied by the written statement of such firm to the effect that such firm does not know of the existence of any Event of Default, or if such firm shall have obtained knowledge of any Event of Default, setting forth the nature thereof.

               (l)      Monthly Statements. Within 45 days after the end of each month commencing with the month ending August 31, 2002, the Company will deliver to the Holder a consolidated internal, unaudited balance sheet and statement of income and retained earnings and of cash flows of the Company as of the end of each such month, including a comparison of such financial statements to the annual operating budget and projected monthly balance sheets and statements of income delivered pursuant to Section 7(m) hereof and certified by the chief financial officer of the Company to be true and correct to the best of his or her knowledge and to have been prepared in accordance with GAAP consistently applied (other than such footnotes which may be required by GAAP), subject to normal year-end adjustments.

               (m)      Other Financial Information. The Company will deliver to the Holder within 30 days prior to the commencement of each fiscal year, (i) an annual operating budget and projected monthly balance sheets and statements of income, (ii) as soon as practical after preparation thereof, complete and correct copies of all quarterly or annual budgetary analyses or forecasts of the Company and its

Subsidiaries (if any) prepared by management for the use of the Board of Directors and (iii) updated five-year projections of the Company and its Subsidiaries (if any) prepared by management for the use of the Board of Directors. Promptly after the receipt thereof, the Company will provide to the Holder copies of any reports as to adequacies in accounting controls submitted by independent accountants with respect to the Company and its Subsidiaries.

               (n)      Officer's Certificates. Together with delivery of consolidated financial statements of the Company pursuant to Section 7(l) above, the Company shall deliver to the Holder a certificate of the chief financial officer of the Company, to the effect that such officer has caused the provisions of this Note to be reviewed and has no knowledge of any Event of Default, or if such officer has such knowledge, specifying such Event of Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

               (o)      Notice of Litigation, Defaults, Etc. The Company will promptly give notice to the Holder of any litigation or any administrative proceeding to which the Company or any of its Subsidiaries may hereafter become a party which, after giving effect to applicable insurance, may reasonably be expected to result in any adverse change in the business, assets, prospects or financial condition of the Company and its Subsidiaries taken as a whole. Forthwith upon any officer of the Company obtaining knowledge of any Event of Default hereunder or any default or event of default under any agreement relating to any indebtedness of the Company or any of its Subsidiaries for borrowed money, the Company will furnish a notice specifying the nature and period of existence thereof and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto.

        8.      Breach of Covenants. In the event the Company shall fail in any material respect to perform or observe any of the covenants to be performed or observed by it under Section 7 of this Note (except to the extent such failure is attributable to actions of the Holder), and such failure continues for a period of thirty (30) days after written notice thereof has been given to the Company by the Holder (the “Day of Breach”), the Company shall pay the Holder Breach Interest from the Day of Breach until the earlier of (i) the date such breach is cured, or (ii) the date the Holder waives, in writing, the breach of such covenant. Such Breach Interest shall be due and payable upon the earlier of (i) September 30, 2008, (ii) the date this Note becomes due and payable pursuant to Section 9 of this Note, or (iii) the date the Company pays this Note in full pursuant to Section 6 of this Note.

        9.      Events of Default. If any of the events specified in this Section 9 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the Default Amount (as defined below) of this Note immediately due and payable, by notice in writing to the Company:

               (a)      Failure to make payment of the principal of this Note on the date such payment becomes due and payable; or

               (b)      the Company or any of its Subsidiaries shall:

         (i)     commence a voluntary case under Title 11 of the United States Bankruptcy Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

(ii) have filed against it a petition commencing an involuntary case under said Title 11 and such petition shall not have been dismissed or stayed within 60 days;

         (iii)     seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

         (iv)     have entered against it an order by a court of competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (z) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; which order shall not be vacated, denied, set aside, or stayed within 60 days from the date of entry; or

         (v)     make an assignment of all or a substantial part of its Property for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its Property.

        Until and including September 30, 2008, the amount payable by the Company in respect of this Note as of any particular date of acceleration of the principal balance hereof as a result of the occurrence of an Event of Default (the “Default Amount”) shall equal the then Accreted Value of this Note. On and after September 30, 2008, the Default Amount in respect of this Note shall equal 100% of the principal amount of this Note, and interest shall accrue thereafter at the rate of 15% per annum. Upon payment of the Default Amount so declared due and payable, together with any additional interest as provided in the preceding sentence, all of the Company’s obligations in respect of the payment of the principal of the Note shall terminate.

        10.      Assignment. The Holder may freely assign and delegate its rights and obligations under this Note to any commercial bank, insurance company, investment or mutual fund or other entity or trust that is an "accredited investor" (as defined in Regulation D under the Securities act of 1933) and which extends credit or buys loans as one of its customary businesses; provided, however, that unless an Event of Default shall have occurred and be continuing, (i) no competitor of the Company may be an assignee of this Note, and (ii) the prior written consent of the Company, not to be unreasonably withheld, shall be required prior to the assignment of this Note to Goldman Sachs Credit Partners, L.P. or Wachovia Bank, National Association or any of their respective Affiliates. The Company's rights and obligations hereunder and any interest therein may not be assigned or delegated by the Company without the prior written consent of the Note Holder, except that the Company may effect the assignment of this Note to any Person who shall be the successor to the Company as a result of any merger transaction or the sale of all or substantially all of the assets or capital stock of the Company to the extent permitted under the Credit Agreement referred to in Section 4(a) of this Note. The Holder agrees to cooperate with the Company in order to effect, to the extent permitted under the Credit Agreement referred to in Section 4(a) of this Note, the assignment of this Note to any successor by merger to the Company or to the purchaser of all or substantially all of the assets or capital stock of the Company.

        11.      Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

        12.      Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if faxed with confirmation of receipt by telephone or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth above. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered, faxed, or when deposited in the mail or telegraphed in the manner set forth above and shall be deemed to have been received when delivered.

        13.      Governing Law. THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, EXCEPT AS TO MATTERS OF CORPORATE GOVERNANCE, WHICH SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE JURISDICTION OF INCORPORATION OR ORGANIZATION OF THE SUBJECT PERSON.

        14.      Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY OR THE HOLDER ARISING OUT OF OR RELATING HERETO OR ANY OF THE COMPANY'S OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING OR ACCEPTING THIS NOTE, EACH OF THE COMPANY AND THE HOLDER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS AND ANY APPELLATE COURTS THEREFROM); (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY OR LENDER, AS THE CASE MAY BE, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE COMPANY OR HOLDER, AS THE CASE MAY BE, IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT EACH OF THE COMPANY AND THE HOLDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.

        15.      Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER HEREOF HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN EXECUTING AND DELIVERING AND ACCEPTING DELIVERY OF THIS NOTE, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES

ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 15 AND EXECUTED BY EACH OF THE COMPANY AND THE HOLDER HEREOF), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         16.      Heading; References. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

        IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

NUVOX, INC.

By:	/s/ John P. Denneen
Name: John P. Denneen Title: Executive Vice President